This Pricing Supplement, filed
                                    pursuant to Rule 424(b)(2), relates to
                                    Registration Statement No. 33-58139
                                    and to each Prospectus dated 3/11/96
                                    and to each Prospectus Supplement
                                    dated 3/11/96

PRICING SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED
MARCH 11, 1996 TO PROSPECTUS DATED MARCH 11, 1996

Pricing Supplement  91

Dated:  03/13/96

                          Sears Roebuck Acceptance Corp.

                           Medium-Term Notes Series I
                                  (Fixed Rate)

            Due at least 9 Months from Date of Issue
       Interest payable each May 15 and November 15 and at Maturity

Principal Amount of Note:                    $5,000,000


Settlement Date (Original Issue Date):       03/27/96


Maturity Date:                               03/27/01


Interest Rate Per Annum:                     6.25%


Agent's Discount or Commission:              1.00%


Agent:                                       Merrill Lynch & Co.


Agent's Capacity:                                Agent   X  Principal


Specified Currency:                          US $

                                   (If Other than U.S. Dollars, see attached)

Redemption Commencement Date:                NOT APPLICABLE


Form of Purchased Notes:                      DTC


Other: Interest rates offered by the Company with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of Notes purchased in any single transaction.